Exhibit 99.1

Grid Dynamics Announces Pricing of Public Offering

SAN RAMON, Calif.- November 12, 2024 - Grid Dynamics Holdings, Inc. (NASDAQ:GDYN) (“Grid Dynamics”), a leader in technology consulting, platform and product engineering, AI, and digital engagement services, today announced the pricing of an underwritten public offering of 5,750,000 shares of its common stock at a price to the public of $17.25 per share. The expected net proceeds of the offering after expenses are approximately $93.4 million, which are intended to be used for working capital, capital expenditures and other general corporate purposes including acquisitions.

Closing of the offering is expected to occur on November 14, 2024, subject to customary closing conditions. In addition, Grid Dynamics granted the underwriters a 30-day option to purchase up to 862,500 additional shares of its common stock.

J.P. Morgan Securities LLC, William Blair & Company, L.L.C. and TD Cowen are acting as joint book-running managers for the offering. Needham & Company is acting as a co-manager for the offering.

The shares are being offered by Grid Dynamics pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-283149), which became effective upon filing. The offering of the shares will be made only by means of a prospectus supplement and related base prospectus. Copies of the prospectus supplement and related base prospectus may be obtained, when available, from J.P. Morgan Securities LLC, Attention: c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com or William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, Illinois 60606, by telephone at (800) 621-0687 or by email at prospectus@williamblair.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Grid Dynamics

Grid Dynamics (NASDAQ: GDYN) is a leading provider of technology consulting, platform and product engineering, AI, and digital engagement services. Fusing technical vision with business acumen, we solve the most pressing technical challenges and enable positive business outcomes for enterprise companies undergoing business transformation. A key differentiator for Grid Dynamics is our 8 years of experience and leadership in enterprise AI, supported by profound expertise and ongoing investment in data, analytics, application modernization, cloud & DevOps, and customer experience. Founded in 2006, Grid Dynamics is headquartered in Silicon Valley with offices across the Americas, Europe, and India.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts, and involve risks and uncertainties that could cause actual results of Grid Dynamics to differ materially from those expected and projected. Grid Dynamics intends such forward-looking statements to be covered by the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995 and includes this statement, in part, for the purposes of complying with such safe harbor provisions. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, statements about the closing of the offering. Most of the factors that could cause actual results of Grid Dynamics to differ materially from those expected and projected are outside Grid Dynamics’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) Grid Dynamics has a relatively short operating history and operates in a rapidly evolving industry, which makes it difficult to evaluate future prospects and may increase the risk that it will not continue to be successful and may adversely impact our stock price; (ii) Grid Dynamics may be unable to effectively manage its growth or achieve anticipated growth, particularly as it expands into new geographies, which could place significant strain on Grid Dynamics’ management personnel, systems and resources; (iii) Grid Dynamics’ revenues are highly dependent on a limited number of clients and industries that are affected by seasonal trends, and any decrease in demand for outsourced services in these industries may reduce Grid Dynamics’ revenues and adversely affect Grid Dynamics’ business, financial condition and results of operations; (iv) macroeconomic conditions, inflationary pressures, and the geopolitical climate, including the Russian invasion of Ukraine, have and may continue to materially adversely affect our stock price, business operations, overall financial performance and growth prospects; (v) Grid Dynamics’ revenues are highly dependent on clients primarily located in the United States, and any economic downturn in the United States or in other parts of the world, including Europe or disruptions in the credit markets may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (vi) Grid Dynamics faces intense and increasing competition; (vii) Grid Dynamics’ failure to successfully attract, hire, develop, motivate and retain highly skilled personnel could materially adversely affect Grid Dynamics’ business, financial condition and results of operations; (viii) failure to adapt to rapidly changing technologies, methodologies and evolving industry standards may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (ix) failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on Grid Dynamics’ reputation, business, financial condition and results of operations; (x) risks and costs related to acquiring and integrating other companies; and (xi) other risks and uncertainties indicated in Grid Dynamics filings with the U.S. Securities and Exchange Commission (the “SEC”). Grid Dynamics cautions that the foregoing list of factors is not exclusive. Grid Dynamics cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Grid Dynamics does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Further information about factors that could materially affect Grid Dynamics, including its results of operations and financial condition, is set forth under the “Risk Factors” section of Grid Dynamic’s quarterly report on Form 10-Q filed October 31, 2024 and in other periodic filings Grid Dynamics makes with the SEC.

Contacts

Grid Dynamics Investor Relations:

investorrelations@griddynamics.com